EXHIBIT 20

                              OFFICER'S CERTIFICATE

     I, James Ransom, Chief Accounting Officer of The Money Store Inc., a New Jersey Corporation (The "Company") do hereby certify that:

     1. The Company (as Servicer under the following Pooling and Servicing Agreements);

           A. TMS Home Equity Loan Asset Backed Certificates, Series 1994-D, under the Pooling and Servicing Agreement dated as of November 30, 1994

           B. TMS Home Equity Loan Asset Backed Certificates, Series 1995-A, under the Pooling and Servicing Agreement dated as of February 28, 1995

           C. TMS Home Equity Loan Asset Backed Certificates, Series 1995-B, under the Pooling and Servicing Agreement dated as of August 31, 1995

           D. TMS Home Equity Loan Asset Backed Certificates, Series 1995-C, under the Pooling and Servicing Agreement dated as of November 30, 1995

           E. TMS Home Equity Loan Asset Backed Certificates, Series 1996-A, under the Pooling and Servicing Agreement dated as of February 29, 1996

           F. TMS Home Equity Loan Asset Backed Certificates, Series 1996-B, under the Pooling and Servicing Agreement dated as of May 31, 1996

           G. TMS Home Equity Loan Asset Backed Certificates, Series 1996-C, under the Pooling and Servicing Agreement dated as of August 31, 1996

           H. TMS Home Equity Loan Asset Backed Certificates, Series 1996-D, under the Pooling and Servicing Agreement dated as of November 30, 1996

           I. TMS Home Equity Loan Asset Backed Certificates, Series 1997-A, under the Pooling and Servicing Agreement dated as of February 28, 1997

           J. TMS Home Equity Loan Asset Backed Certificates, Series 1997-B, under the Pooling and Servicing Agreement dated as of May 31, 1997

           K. TMS Home Equity Loan Asset Backed Certificates, Series 1997-C, under the Pooling and Servicing Agreement dated as of August 31, 1997

           L. TMS Home Equity Loan Asset Backed Certificates, Series 1997-D, under the Pooling and Servicing Agreement dated as of November 30, 1997

           M. TMS Home Equity Loan Asset Backed Certificates, Series Resid 1997-I, under the Pooling and Servicing Agreement dated as of August 31, 1997

           N. TMS Home Equity Loan Asset Backed Certificates, Series Resid 1997-II, under the Pooling and Servicing Agreement dated as of November 30, 1997

           O. The Money Store Residential Trust, Series 1998-I, under the Sale and Servicing Agreement dated as of February 28, 1998 has fulfilled all of its obligations pursuant to the above referenced agreement, as described in Section 7.04 (Annual Statements as to Compliance) for the period of January 1, 1998 through December 31, 1998, and for those transactions which closed in 1998, from their closing dates through December 31, 1998.

     The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the respective Pooling and Servicing Agreements.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 1, 1999.


                                   /s/ JAMES RANSOM
                                   ------------------------------
                                   James Ransom
                                   Chief Accounting Officer